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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 2, 2000



                         Commission File Number: 0-18249

                             ILM SENIOR LIVING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                                04-3042283
 --------------------------                                   ------------------
   (State of organization)                                    (I.R.S. Employer
                                                             Identification No.)


1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia         22102
----------------------------------------------------------    ------------------
(Address of principal executive office)                        (Zip Code)


Registrant's telephone number, including area code:             (888) 257-3550
                                                              ------------------




                               (Page 1 of 4 pages)
                         Exhibit Index Appears on Page 4


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ITEM 5.  OTHER EVENTS.

A.    Facilities Lease Agreement
      --------------------------

      On June 7, 2000, ILM Senior Living, Inc. (the "Company") caused ILM Holding, Inc. ("Holding"), its subsidiary, to deliver to ILM I Lease Corporation ("Lease I"), an affiliate of the Company and Holding, a notice stating that pursuant to the terms of the existing Facilities Lease Agreement by and between Holding (as lessor) and Lease I (as lessee) dated September 1, 1995, as amended (the "Facilities Lease Agreement"), the Facilities Lease Agreement would terminate on the date of consummation of the pending merger of the Company with Capital Senior Living Corporation ("Capital"). Subject to the satisfaction of certain conditions and the receipt of requisite approvals, consummation of the merger is expected to occur on or about July 30, 2000. The terms of the Facilities Lease Agreement provide that its term will continue on a month-to-month basis, unless earlier terminated at the election of Holding upon the sale of Holding's senior living communities to a non-affiliated third party.

      If the merger is not consummated it is anticipated that the Facilities Lease Agreement will remain in full force and effect pursuant to its terms. If the merger is not consummated and Lease I otherwise ceases to operate the senior living communities, Holding intends to operate the senior living communities directly. If this was to occur, Holding would, given its present operations, cease to qualify as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. As a result, Holding's income would be taxable to Holding and, upon distribution of such income in the form of a dividend to its shareholders, such income would be taxable to its shareholders as well.

B.    Future Dividends
      ----------------

      On June 2, 2000, the Company's Board of Directors unanimously agreed not to declare any dividends on shares of the Company's common stock for the remainder of Fiscal Year 2000. The Company cited transaction costs previously incurred and to be incurred through closing of the pending merger with Capital and the establishment of a reserve to fund the short-term operations of the Company's senior living communities if the proposed merger with Capital is not consummated. The Company also announced that, should the merger not be consummated, its Board of Directors would reevaluate its dividend policy.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Not Applicable

      (b)   Not Applicable

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

            99.1 Press Release of ILM  Senior Living, Inc. dated June 14, 2000.









                              (Page 2 of 4 pages)
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ILM SENIOR LIVING, INC.


                               By: /s/J. William Sharman, Jr.
                                   --------------------------
                                      J. William Sharman, Jr.
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer


Dated:  June 14, 2000









                              (Page 3 of 4 pages)

                                  EXHIBIT INDEX

                                                                   Page No.

99.1  Press Release of ILM Senior Living, Inc. dated                   5
      June 14, 2000.





















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